Exhibit 99.2

FOR IMMEDIATE RELEASE
April 23, 2014

Contacts:     Melanie J. Dressel,
President and
Chief Executive Officer
(253) 305-1911

Clint E. Stein,
Executive Vice President
and Chief Financial Officer
(253) 593-8304

Columbia Banking System Declares Regular Cash Dividend
and Special Cash Dividend

TACOMA, Washington--- Columbia Banking System, Inc. (NASDAQ: COLB) announced today that a quarterly cash dividend of $0.12 per common share and per common share equivalent for holders of preferred stock, will be paid on May 21, 2014 to shareholders of record as of the close of business on May 7, 2014.

In addition, the Board of Directors declared a special cash dividend of $0.12 per common share, and per common share equivalent for holders of preferred stock, which will also be paid on May 21, 2014 to shareholders of record as of the close of business on May 7, 2014.

Melanie Dressel, President and Chief Executive Officer noted, “Our ongoing commitment is to actively manage our capital position. In light of the quality of our quarterly earnings and increasing capital levels, we are pleased to pay a special cash dividend. Along with our regular dividend, this constitutes a payout ratio of 65% for the quarter and dividend yield of 3.5% based on our most recent closing price.” Ms. Dressel continued, “With total risk based capital approaching 15% and tangible common equity of 10%, we believe we are still well positioned from a capital perspective to take full advantage of any strategic opportunities that may arise.”

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding Company of Columbia State Bank, a Washington state-chartered full-service commercial bank. For the seventh consecutive year, the bank was named in 2013 as one of Puget Sound Business Journal's "Washington's Best Workplaces."

More information about Columbia can be found on its website at www.columbiabank.com.
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Note Regarding Forward-Looking Statements
This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These forward looking statements describe Columbia's management's expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia's style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” and words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia's filings with the Securities and Exchange Commission, available at the SEC's website at www.sec.gov and the Company's website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia's ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates may reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.